            As filed with the Securities and Exchange Commission on May 22, 1998
                                                      Registration No. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                   ICO, INC.
             (Exact name of Registrant as specified in its Charter)

      TEXAS                                             76-0566682
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                   ICO, INC.
                          11490 WESTHEIMER, SUITE 1000
                              HOUSTON, TEXAS 77077
                                 (281)721-4200
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ICO, INC.
                             1998 STOCK OPTION PLAN

                             Mr. Gene Oshman, Esq.
                              Baker & Botts L.L.P.
                         One Shell Plaza, 910 Louisiana
                           Houston, Texas 77002-4995
                                 (713)229-1234
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
      Title of Each                                 Proposed Maximum       Proposed Maximum
   Class of Securities         Amount to             Offering Price       Aggregate Offering           Amount of
    to be Registered         be Registered           Per Share (1)             Price (1)           Registration Fee
-----------------------------------------------------------------------------------------------------------------------
      Common Stock,           600,000 (3)               $4.7813               $2,868,750                $846.29
     No par value (2)           Shares
=======================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee; based on the average of the high and low prices reported on the National Association of Securities Dealers Automated quotations System -National Market System on May 21, 1998.

(2) Includes the preferred stock purchase rights associated with the Common Stock.

(3) This Registration Statement is filed for up to 600,000 shares of Common Stock issuable upon exercise of options granted pursuant to the ICO, Inc. 1998 Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by ICO, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the Fiscal Year ended September 30, 1997.

         2. The Company's Quarterly Report on Form 10-Q for the Fiscal Quarter ended December 31, 1997.

         3. The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 1998.

         4. The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 1998.

         5. The Company's Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 1998.

         6. The description of the Company's Common Stock contained in a Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 25, 1995.

         7. The description of the Company's preferred share purchase rights contained in a Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 22, 1997.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein or supersedes such statement.
Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    EXPERTS

         The audited consolidated financial statements incorporated in this registration statement by reference to the Company's annual report on Form 10-K for the fiscal year ended September 30, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Mr. Michael Contorno has given an opinion regarding the validity of the securities being registered hereby, a copy of which is filed as Exhibit 5 to this Registration Statement. Mr. Contorno has served as Associate General Counsel of the Company since August 1997. Mr. Contorno holds an option to purchase 10,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

         Article 2.02-1 of the Texas Business Corporation Act provides:

         (1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him in an action, suit, investigation or other proceeding to which he is, was, or is threatened to be a party; provided that it is determined by the board of Directors, a committee thereof, special legal counsel, or a majority of the stockholders that such officer or director:
              (a) acted in good faith; (b) reasonably believed that his conduct was in the best interest of the corporation or was, in some circumstances, not opposed to the corporations' interest, and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful. Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         (2) A corporation shall indemnify a director against reasonable expenses incurred by him in connection with an action, suit, investigation, or other proceeding to which he is, was, or was threatened to be a party if he has been wholly successful in its defense.

         (3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

         (4) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Article 7, Section 7.01 of the Registrant's Bylaws provides for indemnification of directors and officers, and such Article 7, Section
         7.01 is hereby incorporated herein be reference.

         The Registrant has purchased a directors and officers liability and corporation reimbursement policy in the amount of $10,000,000 which, subject to certain exceptions, protects the officers and directors of the Registrant against liabilities arising from any claim for breach of duty, neglect, error, misstatement, misleading statement, omission or other act attempted, committed or allegedly committed by reason of the director or officer acting in such capacity.

         Article 302-7.06 of the Texas Miscellaneous Corporation Laws Act permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) an act or omission for which liability of a director is expressly provided by applicable statute.

         Article Twelve of the Articles of Incorporation of the Registrant provides that to the full extent that the Texas Miscellaneous Corporation Laws Act, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article Twelfth shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 7.       Exemption from Registration Claimed

              Not applicable.

Item 8.       Exhibits

         4. Instruments defining the rights of security holders, including indentures:

              4.1 Amended and Restated Articles of Incorporation of Company (Incorporated by reference to Exhibit 4 to Form S-3 of the Company dated September 13, 1993).

              4.2 By-Laws of the Company (Incorporated by reference to Exhibit 3(ii) to Form 10-Q of the company for the quarter ended June 30, 1996).

              4.3 Shareholders' Rights Agreement dated November 20, 1997 by and between the Company and Harris Trust & Savings Bank as rights agent (Incorporated as Exhibit 1 to Form 8-A of the Company dated December 22, 1997).

              4.4 ICO, Inc. 1998 Stock Option Plan (Incorporated by reference to Exhibit "A" to the ICO, Inc. Proxy Statement dated March 6, 1998).

         5. Opinion re: Legality -- opinion of the Company's Senior Vice President and General Counsel -- filed herewith.

              23.1 Consent of the Company's Senior Vice President and General Counsel is contained in its opinion filed as Exhibit 5 to this Registration Statement.

              23.2   Consent of Price Waterhouse LLP is filed herewith.

         24. Power of Attorney (see signature page of this Registration Statement - Page 4)

Item 9.       Undertakings

         9.1  The undersigned Registrant hereby undertakes:

              (a)    The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
                           the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) That, for purposes of determining any liability under the Securities Act of 1933, each filling of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 22, 1998.

                                        ICO, INC.

                                        By: /s/ Sylvia A. Pacholder
                                           -----------------------------------
                                                Sylvia A. Pacholder, President &
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate Sylvia A. Pacholder as Attorney-In-Fact to sign all amendments including any post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorney-In-Fact full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as might or could do in person, hereby ratifying and confirming all that said Attorney-In-Fact or her substitutes may lawfully do or cause to be done by virtue hereof.

Signature                                           Capacity                                                   Date
---------                                           --------                                                   ----
/s/ Sylvia A. Pacholder                       President &                                                    May 22, 1998
-------------------------------------         Chief Executive Officer
Sylvia A. Pacholder                           (Principal Executive Officer
                                                and Director)


/s/ Asher O. Pacholder                        Chairman of the Board                                          May 22, 1998
------------------------------------          & Chief Financial Officer
Asher O. Pacholder *                          (Principal Financial Officer)


/s/ Robin E. Pacholder                        Senior Vice President                                          May 22, 1998
------------------------------------          and General Counsel and Director
Robin E. Pacholder *

/s/ Jon C. Biro                               Senior Vice President & Treasurer                              May 22, 1998
----------------------------------------      (Principal Accounting Officer)
Jon C. Biro*

/s/ William E. Cornelius                      Director                                                       May 22, 1998
-----------------------------------
William E. Cornelius *

/s/ James E. Gibson                           Director                                                       May 22, 1998
-------------------------------------
James E. Gibson*

/s/ Walter Leib                               Director                                                       May 22, 1998
----------------------------------------
Walter Leib*

/s/ William J. Morgan                         Director                                                       May 22, 1998
-----------------------------------
William J. Morgan *

/s/ George Sirusas                            Director                                                       May 22, 1998
--------------------------------------
George Sirusas*

/s/ John F. Williamson                             Director                                          May 22, 1998
----------------------------------
John F. Williamson *

/s/ William E. Willoughby                          Director                                          May 22, 1998
-------------------------------
William E. Willoughby*

                               INDEX TO EXHIBITS

         Exhibit
         Number                              Description
         -------                             -----------
         5.           Opinion re: Legality -- opinion of the Company's Senior Vice President and General Counsel
                      -- filed herewith.

         23.1         Consent of the Company's Senior Vice President and General Counsel is contained in the opinion filed as Exhibit 5 to this Registration Statement

         23.2         Consent of Price Waterhouse LLP filed herewith.

         24.          Power of Attorney (see signature pages of this Registration Statement - Page 4)